                                                                   EXHIBIT 4.9


                   SECURITY AGREEMENT - VESSEL CONSTRUCTION
                   ----------------------------------------

     THIS SECURITY AGREEMENT - VESSEL CONSTRUCTION ("Agreement"), dated as of August 10, 1999, is made between HOLLYWOOD CASINO SHREVEPORT, a Louisiana general partnership ("Debtor"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, Trustee under the Indenture (hereinafter defined) for the Persons that now or in the future are holders (the "Holders") of the Notes (hereinafter defined) issued under the Indenture (in such capacity, together with its successors and assigns in such capacity, "Secured Party"), who agree as follows:

                                   RECITALS

     A. Debtor, Shreveport Capital Corporation, a Louisiana corporation ("Shreveport Capital", and together with the Debtor, the "Issuers"), HCS I, Inc., a Louisiana corporation, HCS II, Inc., a Louisiana corporation, and HWCC-Louisiana, Inc., a Louisiana corporation, each as a Guarantor, have entered into an Indenture dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "Indenture") with the Secured Party, pursuant to which the Issuers will issue up to $150,000,000 of their 13% First Mortgage Notes due 2006 with Contingent Interest (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Notes").

     B. It is a condition precedent to the purchase of the Notes under the Indenture that Debtor shall have executed and delivered this Agreement.

     C. Leevac Shipyards, Inc., a Louisiana corporation (the "Contractor"), is performing the construction of the Vessel for the Debtor in accordance with and pursuant to the Construction Contract (hereinafter defined).

     D. Therefore, in order to comply with the terms and conditions of the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:


                                   AGREEMENT

                                   ARTICLE 1

                                 GENERAL TERMS


     Section 1.1  Terms Defined Above or Elsewhere.  Terms not otherwise defined
                  --------------------------------
in this Agreement shall have the meanings provided in the Indenture.

          Section 1.2  Certain Definitions.  As used in this Agreement, the
                       -------------------
following additional terms shall have the meanings indicated:

          "Collateral" has the meaning set forth in Section 2.1 of this Agreement.

          "Components" means all parts and components of the Vessel which are fabricated by the Contractor for use in the construction or modification of the Vessel, which will, when so used, form a part of the Vessel, and the fabrication of which is commenced at the Shipyard.

          "Construction Contract" means the Vessel Construction Agreement dated as of July16, 1999 between the Debtor and the Contractor relative to the construction of the Vessel, as it may from time to time be amended, modified or supplemented.

          "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by the Debtor and now or hereafter used or to be used in the construction, design or furnishing of the Vessel (including, without limitation, Components, Materials, and Work, to the extent such items are not Pre-Existing Inventory or Inventory), together with all additions, accessories, parts, attachments, special tools and accessions now and hereafter affixed thereto or used in connection therewith, and all replacements thereof and substitutions therefor, and shall include without limitation all machinery, tools, fire sprinklers, alarm, air conditioning, heating, refrigerating and electronic monitoring systems and equipment, window or structural cleaning rigs, maintenance equipment, equipment for the exclusion of vermin or insects or the removal of dust, refuse or garbage, lobby and all other indoor and outdoor furniture (including without limitation tables, chairs, planters, desks, sofas, shelves, lockers and cabinets), wall beds, wall safes, furnishings, appliances (including ice boxes, refrigerators, fans, heaters, stoves, water heaters and incinerators), rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, wall hangings, lamps, chandeliers and other lighting fixtures and office maintenance and other supplies, together with all additions, accessories, parts, attachments, special tools and accessions now or hereafter affixed thereto or used in connection therewith, and all replacements thereof and substitutions therefor.

          "Excluded Collateral" means (i) all such items of personal property (of the type in which a security interest may be perfected under the UCC) constituting furniture, fixtures or equipment of the Debtor, the acquisition of which has been financed pursuant to FF&E Financing, which items shall constitute "Excluded Collateral" for so long as such items are subject to a lien in favor of the lender or lenders (or one or more agents therefore) providing such FF&E Financing, and (ii) the Equity Escrow Account.

          "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by the Debtor, but in any event relative to the Vessel under construction, including without limitation (i) all contractual rights of and obligations or indebtedness owing to the Debtor, including without limitation all contract rights of, and obligations or indebtedness owing to, the Debtor under the Construction Contract, (ii) all things in action, rights represented by judgments, claims arising out of tort, warranty or contract and other claims relating to the Vessel or the other Collateral (including without limitation the right to assert and otherwise be the proper party of interest to commence, control, prosecute and/or settle such actions, whether as claims, counterclaims or otherwise, and whether involving matters arising from casualty, condemnation, indemnification, negligence, strict liability, other tort, contract, warranty or in any other manner), (iii) rights under service, maintenance or warranty contracts, and other warranties, guaranties and bonds, including, without limitation, the performance and payment bond provided pursuant to the Construction Contract, with regard to the Vessel and the other Collateral, (iv) the right to receive proceeds attributable to insurance loss of the Vessel and the other Collateral, and (v) all goodwill, patents, patent licenses, trademarks, trademark licenses, trade names, service marks, trade secrets, rights in intellectual property, copyrights, permits and licenses relating to the design, construction, and/or delivery of the Vessel.

          "Inventory" means all "inventory" (as defined in the UCC) now owned or hereafter acquired by the Debtor and now or hereafter located at the Shipyard to be furnished in connection with the design or construction of the Vessel (including, without limitation, Components, Materials and Work), and shall also mean and include, without limitation (but in any event relative to the design or construction of the Vessel), (i) all raw materials and other supplies, work in process and finished goods and any products assembled, compiled or processed therefrom and all substances, if any, commingled therewith or added thereto, and
          (ii) to the extent the same are not Equipment, all machinery, tools, fire sprinklers, alarm, air conditioning, heating, refrigerating and electronic monitoring systems and equipment, window or structural cleaning rigs, maintenance equipment, equipment for the exclusion of vermin or insects or the removal of dust, refuse or garbage, lobby and all other indoor and outdoor furniture (including without limitation tables, chairs, planters, desks, sofas, shelves, lockers and cabinets), wall beds, wall safes, furnishings, appliances (including ice boxes, refrigerators, fans, heaters, stoves, water heaters and incinerators), rugs, carpets and other floor coverings, draperies and drapery rods and brackets, awnings, window shades, venetian blinds, curtains, wall hangings, lamps, chandeliers and other lighting fixtures and office maintenance and other supplies.

          "Materials" means all materials, all items of machinery, and all items of equipment which are purchased or acquired for use in the construction of the Vessel, or related modifications of the Vessel, which will, when so used, form a part of the Vessel.

          "Obligations" means (i) the payment when due of indebtedness evidenced by the Notes in the principal sum not to exceed at any time outstanding of $150,000,000, interest (including post-petition interest) as set forth in the Indenture and the Notes, and premiums, penalties, and late charges thereon; (ii) all other indebtedness and other sums (including, without limitation, all expenses, attorneys' fees, other fees, indemnifications, reimbursements, damages, other monetary liabilities, and other charges) and obligations that may or shall become due hereunder or under the Notes, the Guarantees, the Indenture or the other Collateral Documents; and (iii) any and all renewals, modifications, amendments, extensions for any period, supplements or restatements of any of the foregoing.

          "Pre-Existing Inventory" means any and all items or types of property other than Materials and Components which are incorporated into or affixed to the Work, including without limitations all piping, cable, fittings and other materials and equipment which are taken out of the Contractor's stock.

          "Proceeds" means all cash and non-cash proceeds, in whatever form, arising from the collection, sale, lease, exchange, assignment or other disposition of, or realization upon, Collateral, and, to the extent not otherwise included, all payments under insurance (whether or not the Secured Party is the loss payee thereof), or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the Collateral, and including proceeds of all such proceeds, in each case whether now existing or hereafter arising.

          "Security Interests" means the security interests in the Collateral granted hereunder securing the Obligations.

          "Shipyard" means any of the Contractor's shipyards located at Jefferson Davis Parish or St. Mary's Parish or any temporary yard in Bossier or Caddo Parish, Louisiana and any and all warehouses or other shipyards of the Contractor.

          "UCC" means the Uniform Commercial Code, Commercial Laws - Secured Transactions (Louisiana Revised Statutes 10:9-101 through 9-605) in the State of Louisiana, as amended from time to time; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than Louisiana, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "Vessel" means the riverboat, being 242' in length and 114' in breadth and bearing the Contractor's Hull Number 327, to be constructed and being constructed pursuant to the Construction Contract at the Shipyard, and all improvements and structures from time to time thereon, and all equipment and appurtenances from time to time thereon or thereof, including without limitation all engines, machinery, masts, spars, boats, cables, motors, tools, anchors, chains, booms, cranes, rigs, pumps, pipes, tanks, tackle, rigging, supplies, fittings and all other property located thereon, derived therefrom or used in connection therewith.

          "Work" means, in the case of a ship having a keel, the keel, and in the case of a ship not having a keel, the bottom plates, and in addition to the foregoing, all Materials, machinery, Equipment, Pre-Existing Inventory, Inventory, Components, tackle, appurtenances, and fabrications, including but not limited to engines, gears, piping, cables and fittings, forming a part of the Vessel when permanently installed in place.


                                   ARTICLE 2

                               SECURITY INTEREST


          Section 2.1  The Security Interests.  In order to secure the full and
                       ----------------------
punctual payment and performance of all present and future Obligations, the Debtor hereby grants to the Secured Party, for itself and the ratable benefit of the Holders, a continuing security interest in and to all right, title and interest of the Debtor in, to or under the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located:

          (i) the Vessel and all Materials, Components, Pre-Existing Inventory and Work relating thereto, and all other materials, equipment and accessories installed thereon, and any substitutions therefor, whether now existing or hereafter acquired;

          (ii)   the Inventory;

          (iii)  the Equipment;

          (iv)   the General Intangibles;

          (v)    the Plans;

          (vi) all books and records (including, without limitation, computer programs, tapes, disks, punch cards, data processing software, transaction files, master files, printouts and other computer materials and records) of the Debtor pertaining to any of the Collateral; and

          (vii) all Proceeds of all or any of the Collateral described in clauses (i) through (vi) hereof.

The term "Collateral" means each and all of the items and property rights described in clauses (i) - (vii) above.

          Notwithstanding the foregoing provisions of this Section 2.1, such grant of security interest shall not extend to, and the term "Collateral" shall not include (i) any of the Excluded Collateral, and (ii) any of the foregoing property that is, pursuant to restrictions enforceable under applicable law, prohibited from being pledged as security; provided that, with respect to this clause (ii), upon the termination of such prohibitions for any reason whatsoever or in the event such prohibitions are or become unenforceable under applicable law, such foregoing property shall automatically become Collateral hereunder, it being understood that upon request of the Secured Party, Debtor will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Secured Party in Debtor's rights in such property referred to in this clause (ii). Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, all dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds made upon or with respect to or of the Collateral may be used by the Debtor subject to the terms and conditions of the Indenture. Upon the occurrence and during the continuance of an Event of Default, all rights of the Debtor to receive all such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall cease, and such dividends, distributions, interest and principal payments, cash, instruments and other property and proceeds shall constitute Collateral, and shall be paid or otherwise delivered to the Secured Party. It is expressly contemplated that additional property may from time to time be pledged, assigned or granted to Secured Party as additional security for the Obligations, and the term "Collateral" as used herein shall be deemed for all purposes hereof to include all such additional property, together with all other property of the types described above related thereto.

          Section 2.2  No Liability.  The Security Interests are granted as
                       ------------
security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction in connection therewith.


                                   ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES

         The Debtor represents and warrants to the Secured Party that:

          Section 3.1  No Liens.  Other than financing statements or other
                       --------
similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Debtor) asserting any claim thereto or security interest therein, except that the Contractor and the Contractor's designees or subcontractors may have possession of Collateral.

          Section 3.2  Name.  The name of the Debtor is as it appears on page 1
                       ----
of this Agreement. Set forth on Exhibit A attached hereto is every other name the Debtor has had since its organization, together with the date of the relevant change. Also set forth on Exhibit A is a list of all other names (including trade names or similar appellations) used by the Debtor or any of its divisions or other business units at any time during the past five years.

          Section 3.3  Taxpayer Identification Number.  The federal taxpayer
                       ------------------------------
identification number of the Debtor is 72-1225563.

          Section 3.4  Chief Executive Office.  The chief executive office of
                       ----------------------
the Debtor is located at Two Galleria Tower, Suite 2200, 13455 Noel Road, LB 48, Dallas, Texas 75240.

          Section 3.5  Records Location.  Set forth on Exhibit A are all of the
                       ----------------
locations where the Debtor maintains any books or records relating to any Collateral.

          Section 3.6  Business Locations.  Set forth on ExhibitA are all of the
                       ------------------
places of business of the Debtor, including all the places (including without limitation names and addresses) where any of the Components, Equipment, Inventory, Materials, Pre-Existing Inventory or Work is maintained.

          Section 3.7  Filing Location.  When UCC financing statements have been
                       ---------------
filed in the office of a Louisiana Clerk of Court (or, if in Orleans Parish, then with the Recorder of Mortgages) and with the Texas Secretary of State, the Security Interests shall constitute perfected security interests in the Collateral (except Inventory and Materials in transit from outside the state of Louisiana) to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all other Liens thereon and rights of others therein except for Permitted Liens, if any, arising by operation of law.

          Section 3.8  No Inconsistent Agreements.  The Debtor has not performed
                       --------------------------
any acts or signed any agreements which might prevent the Secured Party from enforcing any of the terms of this Agreement or which would limit the Secured Party in any such enforcement.

          Section 3.9  Title.  Pursuant to the Construction Contract, (i) the
                       -----
Debtor is and shall be the owner of the Vessel during the construction thereof,
(ii) title to the Work
shall vest in the Debtor as and when performed, (iii) title to the Materials shall vest in the Debtor as and when delivered to the Shipyard, and (iv) title to the Components shall vest in the Debtor as and when fabricated. The Debtor has good and valid title to all Collateral, except the portion thereof consisting of after-acquired property, free of Liens except Permitted Liens, and the Debtor will have good and merchantable title to such after-acquired Collateral, free of Liens except Permitted Liens. Furthermore, the Debtor has not heretofore conveyed or agreed to convey or encumber any Collateral in any way, except in favor of the Secured Party and with respect to Permitted Liens.

          Section 3.10  Hull Number.  The hull number of the Vessel shall
                        -----------
be 327.

          Section 3.11  Components, Equipment, Inventory, Materials, Pre-
                        ------------------------------------------------
Existing Inventory and Work.  The Components, Equipment, Inventory, Materials,
---------------------------
Pre-Existing Inventory and Work as to the Vessel are in good condition and are free of damage caused by fire or other casualty.

          Section 3.12 Construction Contract.  The Construction Contract is in
                       ---------------------
full force and effect, and has not been amended or modified in any way.


                                   ARTICLE 4

                                   COVENANTS

          Section 4.1   Change in Location of Collateral or Debtor.  Except with
                        ------------------------------------------
respect to Collateral under repair or temporarily in transit between locations (and in any such case, for a period not to exceed four (4) months), Debtor will not change the location of the Collateral (except for (a) Collateral held by the Trustee, and (b) motor vehicles and rolling stock), to any state, county or other jurisdiction in which Secured Party has not already filed a financing statement or taken other necessary steps to perfect or maintain its security interests in the Collateral without Secured Party's prior written consent and the delivery of such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral. Debtor will not change the location of Debtor's chief executive office, principal place of business or the locations of Debtor's records concerning the Collateral unless Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest in the Collateral.

          Section 4.2   Change in Debtor's Name or Corporate Structure.  Debtor
                        ----------------------------------------------
will not change its name, identity or corporate structure (including, without limitation, any merger, consolidation or sale of substantially all of its assets) unless Debtor shall have given Secured Party at least thirty (30) days prior written notice thereof and shall have delivered to Secured Party such new financing statements or other documentation as may be reasonably necessary or required by Secured Party to ensure the continued perfection and priority of its security interest on the Collateral.

          Section 4.3    Filing.  The Debtor agrees that a carbon, photographic,
                         ------
facsimile, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Debtor shall pay all costs of or incidental to the recording or filing of any financing, amendment, continuation, termination or other statements concerning the Collateral.

          Section 4.4   Sale, Disposition or Encumbrance of Collateral.  Except
                        ----------------------------------------------
as permitted pursuant to the provisions of the Indenture or with Secured Party's prior written consent, Debtor will not in any way encumber any of the Collateral (or permit or suffer any of the Collateral to be encumbered) or sell, assign, lend, rent, lease or otherwise dispose of or transfer any of the Collateral to or in favor of any Person other than Secured Party.

          Section 4.5   Condition of Components, Equipment, Inventory,
                        ----------------------------------------------
Materials, Pre-Existing Inventory and Work.  The Debtor will, and will cause the
------------------------------------------
Contractor and the Contractor's designees and subcontractors to, maintain, preserve and keep the Components, Equipment, Inventory, Materials, Pre-Existing Inventory and Work as to the Vessel at all times in thorough repair and good working order and condition, and from time to time make all needful repairs, renewals and additions so that its value and the Security Interests shall at no time become impaired in any material respect. The Debtor will not do or permit anything to be done to the Collateral that may violate the terms of any insurance covering the Collateral or any part thereof.

          Section 4.6  Insurance.  Reference is hereby made to Section 4.28 of
                       ---------
the Indenture, which contains the requirements as to insurance to be maintained on the Collateral.

          Section 4.7  Right of Inspection and Information.  Debtor, at all
                       -----------------------------------
reasonable times and upon reasonable prior notice, will permit Secured Party and its agents, representatives and employees to inspect the Collateral. Without limiting the generality of the foregoing, the Debtor will furnish to the Secured Party promptly upon request and in the form and content specified by the Secured Party such data and information concerning the Collateral as the Secured Party may from time to time reasonably specify.

          Section 4.8  Further Assurances.  On request of the Secured Party,
                       ------------------
the Debtor will promptly (i) correct any defect, error or omission which may be discovered in the contents of this Agreement or any financing statement relating thereto or in the execution or acknowledgment of this Agreement or any financing statement; (ii) execute, acknowledge, deliver and record such further instruments (including, without limitation, further security agreements, financing statements, continuation statements, general intangibles and proceeds) and do such further acts as may be reasonably necessary, desirable or proper to carry out more effectively the purposes of this Agreement and to more fully identify and subject to the Security Interests hereof any property intended to be covered hereby, including without limitation any renewals, additions, substitutions, replacements or accessions to the Collateral; and (iii) execute, acknowledge, deliver and record any document or instrument (including specifically any financing statement) reasonably necessary, desirable or proper to protect the Lien and Security Interests hereunder against the rights or interests of third persons. The Debtor shall pay all costs connected with any of the foregoing.

          Section 4.9  Collateral Indemnity.  If the validity or priority of
                       --------------------
this Agreement or any rights, security interests or other interests created or evidenced hereby shall be attacked, endangered or questioned or if any legal proceedings are instituted with respect thereto, the Debtor will give prompt written notice thereof to the Secured Party and at the Debtor's own cost and expense will diligently endeavor to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such legal proceedings, and the Secured Party (whether or not named as a party to legal proceedings with respect thereto) is hereby authorized and empowered to take such additional steps as in its judgment and discretion may be necessary or proper for the defense of any such legal proceedings or the protection of the validity or priority of this Agreement and the rights, security interests and other interests created or evidenced hereby, and all expenses so incurred of every kind and character shall be a demand obligation owing by the Debtor to the Secured Party and shall be a part of the Obligations.

          Section 4.10  Non-Liability.  The Debtor hereby agrees to indemnify
                        -------------
and hold the Secured Party harmless from and against any and all liability, loss or damage which the Secured Party may incur under or by reason of this Agreement, and from any and all claims, costs, expenses and demands whatsoever which may be asserted against the Secured Party by reason of any act of the Secured Party under this Agreement or otherwise incurred by the Secured Party in connection with the enforcement of its rights under this Agreement, except to the extent caused by the gross negligence or willful misconduct of the Secured Party.

          Section 4.11    Vessel Documentation; Ship Mortgage.  Once the Vessel
                          -----------------------------------
is completed, Debtor will have the Vessel documented with the United States Coast Guard as promptly as possible. Immediately after the Vessel is so documented, Debtor will execute and deliver to the Secured Party a first preferred ship mortgage covering the Vessel, in the form attached as Exhibit L to the Indenture. Debtor will take all such other acts and deliver all such other documents or instruments that the Secured Party may reasonably require in connection with the granting of said first preferred ship mortgage. Without limiting the foregoing, the Debtor shall not take delivery of the Vessel without having granted such first preferred ship mortgage.

                                   ARTICLE 5

                                    DEFAULT

          Section 5.1  General Authority.  Debtor hereby irrevocably appoints
                       -----------------
Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, either directly or through an agent, from time to time in Secured Party's discretion upon the occurrence and during the continuance of an Event of Default, but at Debtor's cost and expense and without notice to Debtor:

                 (a) To obtain, adjust, sell and cancel any insurance with respect to the Collateral, and endorse any draft drawn by insurers of the Collateral. Secured party may apply any proceeds or unearned premiums of such insurance to the Obligations (whether or not due).


                 (b) To take any action and to execute any assignment, certificate, financing statement, notification, document or instrument which Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments may payable to Debtor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.


The aforesaid mandate and power of attorney, being coupled with an interest, is irrevocable so long as any of the Obligations remains outstanding.

          Section 5.2  Sale.  Upon the occurrence and during the continuance of
                       ----
an Event of Default, the Secured Party may exercise all rights of a secured party under the UCC and other applicable law (including without limitation such rights under the UCC or other applicable law authorizing the taking of self-help remedies by a secured party in protecting its rights in, to and under collateral) and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory. The Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Debtor will execute and deliver such documents and take such other action as the Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor which may be waived, and the Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The Debtor agrees that ten (10) days prior written notice of the time and place of any sale or other intended disposition of any of the Collateral constitutes "reasonable notification" within the meaning of Section 9-504(3) (or any comparable section in any other jurisdiction) of the UCC, except that shorter or no notice shall be reasonable as to any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The notice (if any) of such sale shall (l) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels or portions, as the Secured Party may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice.

          Section 5.3  Remedies.  The provisions of this Section shall, without
                       --------
limiting the generality of any other provision of this Agreement, be applicable in the event any foreclosure shall take place in Louisiana on any Collateral. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. For the purposes of Louisiana executory process procedures, the Debtor does hereby acknowledge the Obligations and confess judgment in favor of the Secured Party for the full amount of the Obligations. The Debtor does by these presents consent and agree that upon and during the continuance of the occurrence of an Event of Default it shall be lawful for the Secured Party to cause all and singular the Collateral to be seized and sold under executory or ordinary process, at the Secured Party's sole option, without appraisement, appraisement being hereby expressly waived, in one lot as an entirety or in separate parcels or portions as the Secured Party may determine, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Louisiana law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. The Debtor hereby waives in favor of the Secured Party:
(a) the benefit of appraisement as provided in Louisiana Code of Civil Procedure Articles 2332, 2336, 2723 and 2724, and all other laws conferring the same; (b) the demand and three days delay accorded by Louisiana Code of Civil Procedure Articles 2639 and 2721;
(c) the notice of seizure required by Louisiana Code of Civil Procedure Articles 2293 and 2721; (d) the three days delay provided by Louisiana Code of Civil Procedure Articles 2331 and 2722; and (e) the benefit of the other provisions of Louisiana Code of Civil Procedure Articles 2331, 2722 and 2723, not specifically mentioned above. In the event the Collateral or any part thereof is seized as an incident to an action for the recognition or enforcement of this Agreement by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, the Debtor and the Secured Party agree that the court issuing any such order shall, if petitioned for by the Secured Party, direct the applicable sheriff to appoint as a keeper of the Collateral, the Secured Party or any agent designated by the Secured Party or any person named by the Secured Party at the time such seizure is effected. This designation is pursuant to Louisiana Revised Statutes 9:5136-9:5140.2 and the Secured Party shall be entitled to all the rights and benefits afforded thereunder as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Collateral, an amount equal to $250.00 per day payable on a monthly basis. The designation of keeper made herein shall not be deemed to require the Secured Party to provoke the appointment of such a keeper.

          Section 5.4  Assemble Collateral.  For the purpose of enforcing any
                       -------------------
and all rights and remedies under this Agreement the Secured Party may (i) require the Debtor to, and the Debtor agrees that it will, at its expense and upon the request of the Secured Party, forthwith assemble all or any part of the Collateral (not otherwise in the possession or control of the Secured Party) as directed by the Secured Party and make it available at a place designated by the Secured Party which is, in its opinion, reasonably convenient to the Secured Party and the Debtor, whether at the Shipyard or otherwise, and the Secured Party shall be entitled to specific performance of this obligation, (ii) to the extent permitted by applicable law of this or any other state, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Debtor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Debtor, process, repair, recondition or complete construction of it or otherwise prepare it for disposition in any manner and to the extent the Secured Party deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Debtor.

          Section 5.5  Limitation on Duty of Secured Party.  Beyond the exercise
                       -----------------------------------
of reasonable care in the custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon. The Secured Party shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Secured Party in good faith. The Debtor agrees that the Secured Party shall not be obligated to preserve rights against prior parties obligated on any Collateral. The powers conferred upon Secured Party by this Agreement are to protect its interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Debtor hereby agrees that Secured Party shall not be liable for, nor shall the indebtedness evidenced by the Obligations be diminished by, Secured Party's delay or failure to collect upon, foreclose, sell, take possession of or otherwise obtain value for the Collateral. Nothing herein shall affect any obligation of Secured Party to the Holders under the Indenture or under applicable law. Except as may be required by the Indenture, and to the fullest extent permitted by applicable law, Secured Party shall be under no duty whatsoever to make or give any presentment, notice of dishonor, protest, demand for performance, notice of non-performance, notice of intent to accelerate, notice of acceleration, or other notice or demand in connection with any Collateral or the Obligations, or to take any steps reasonably necessary to preserve any rights against Debtor or any other Person. Debtor waives any right of marshaling in respect of any and all Collateral, and waives any right to require Secured Party to proceed against Debtor or any other Person, exhaust any Collateral or enforce any other remedy which Secured Party now has or may hereafter have against Debtor or any other Person.

          Section 5.6  Appointment of Agent.  At any time or times, in order to
                       --------------------
comply with any legal requirement in any jurisdiction, the Secured Party may appoint, to act on its behalf, a bank or trust company or one or more other Persons with such power and authority as may be necessary for the effectual operation of the provisions hereof as may be specified in the instrument of appointment. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may retain, to act on its behalf, one or more Persons for the effectual operation of the provisions hereof. The Debtor shall bear the expenses incurred with the appointment or retention of any such agents.

          Section 5.7  Expenses.  Debtor hereby assumes all liability for the
                       --------
Collateral, the security interests created hereunder and any use, possession, maintenance, management, enforcement or collection of any or all of the Collateral. Debtor agrees to indemnify and hold Secured Party harmless from and against and covenants to defend Secured Party against any and all losses, damages, claims, costs, penalties, liabilities and expenses, including, without limitation, court costs and reasonable attorneys' fees, incurred because of, incident to, or with respect to the Collateral (including, without limitation, any use, possession, maintenance or management thereof, or any injuries to or deaths of Persons or damage to property, except to the extent caused by the gross negligence or willful misconduct of the Secured Party). All amounts for which Debtor is liable pursuant to this Section 5.7 shall be due and payable by Debtor to Secured Party upon demand. If Debtor fails to make such payment upon demand (or if demand is not made due to an injunction or stay arising from bankruptcy or other proceedings) and Secured Party pays such amount, the same shall be due and payable by Debtor to Secured Party, plus interest thereon from the date of Secured Party's demand (or from the date of Secured party's payment if demand is not made due to such proceedings) at the interest rate applicable to overdue principal as provided in the Notes. All amounts for which

Debtor is liable pursuant to this Section 5.7 shall be additional Indebtedness under the Indenture.


                                   ARTICLE 6

                                 MISCELLANEOUS

          Section 6.1  Attachment of Security Interest.  The parties hereto
                       -------------------------------
understand and acknowledge that, pursuant to La. R.S. 9:5525.A, the Security Interests created by this Agreement shall attach to the Work as and when performed, the Materials as and when delivered to the Shipyard and the Components as and when fabricated and to the Vessel upon completion thereof. The parties hereto understand and further acknowledge that the Security Interests created by this Agreement shall attach to all other Collateral in accordance with and pursuant to the UCC.

          Section 6.2  Notices.  Any notice required or permitted to be given
                       -------
under or in connection with this Agreement shall be given in accordance with the notice provisions in the Indenture.

          Section 6.3  Amendment.  Neither this Agreement nor any provisions
                       ---------
thereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, but in any event in accordance with the terms and conditions of the Indenture.

          Section 6.4   Waivers.  No course of dealing on the part of the
                        -------
Secured Party or the Holders, their respective officers, employees, consultants or agents, nor any failure or delay by the Secured Party with respect to exercising any of its or their rights, powers or privileges under this Agreement shall operate as a waiver thereof.

          Section 6.5    Cumulative Rights.  The rights and remedies of the
                         -----------------
Secured Party (and the Holders) under this Agreement and the other Collateral Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

          Section 6.6    Titles of Articles, Sections and Subsections.  All
                         --------------------------------------------
titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

          Section 6.7    Singular and Plural.  Words used herein in the
                         -------------------
singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

          Section 6.8    Governing Law.  This Agreement is a contract made under
                         -------------
and shall be construed in accordance with and governed by the laws of the State of Louisiana.

          Section 6.9    Successors and Assigns.  (a)  All covenants and
                         ----------------------
agreements contained by or on behalf of the Debtor in this Agreement shall bind its successors and assigns and shall inure to the benefit of the Secured Party and its successors and assigns.

          (b) This Agreement is for the benefit of the Secured Party, for itself and the ratable benefit of the Holders, and for such other Person or Persons as may from time to time become or be the holders of any of the Obligations, and this Agreement shall be transferrable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferrable.

          Section 6.10   Gaming Laws and Regulations.  Debtor and Secured Party
                         ---------------------------
acknowledge that, to the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 27:41 et seq., the Louisiana Gaming Control Law, La. R.S. 27:1 et seq., and the rules and regulations thereunder, all as amended from time to time (collectively, the "Louisiana Gaming Regulations"). Debtor and Secured Party further acknowledge that the riverboat gaming license held by Debtor is not part of the Collateral and that, under the Louisiana Gaming Regulations, Secured Party may be precluded from or otherwise limited in taking possession of or selling the Collateral pursuant to the remedies provisions of this Agreement. Debtor and Secured Party also acknowledge that due to various requirements under the Louisiana Gaming Restrictions, including without limitation, requirements relating to the licensing of operators of gaming facilities and the prior approval of the sale or disposition of certain assets of a licensed gaming operation, the sale of certain Collateral may be denied by the Louisiana Gaming Control Board or delayed pending Louisiana Gaming Control Board approval.

          Section 6.11   Termination.  The grant of a security interest
                         -----------
hereunder and all of Secured Party's rights, power and remedies in connection therewith shall unless otherwise provided in the Indenture or this Agreement, remain in full force and effect until payment in full of (A) the Notes under the terms of the Indenture, (B) all obligations then due and owing under the Indenture, the Notes and the Collateral Documents and (C) all other Obligations; provided, however, that after receipt from the Debtor by the Secured Party of a request for a release of any Collateral permitted under the Indenture upon the sale, transfer, assignment, exchange or other disposition of such Collateral not prohibited by the Indenture (and upon receipt by the Secured Party of all proceeds of such sale, transfer, assignment, exchange or other disposition to the extent required to be remitted to the Secured Party under the Indenture or otherwise), such Collateral shall be released from the lien and security interest created hereunder in accordance with the provisions of the Indenture and shall no longer constitute Collateral. Upon the payment in full of (A) the Notes under the terms of the Indenture (B) all obligations then due and owing under the Indenture and the Collateral Documents, and (C) all other Obligations, the Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral pledged by it as shall not have been sold or otherwise applied pursuant to the terms hereof. Notwithstanding the foregoing, the reimbursement and indemnification provisions of Section 5.7 shall survive the termination of this Agreement.

          Upon any termination of this Agreement or release of any Collateral as permitted by the Indenture the Secured Party will, at the expense of the Debtor, execute and deliver to the Debtor such documents and take such other actions as the Debtor shall reasonably request to evidence the termination of this Agreement or the release of such Collateral, as the case may be. Any such action taken by the Secured Party shall be without warranty by or recourse to the Secured Party, except as to the absence of any prior assignments by the Secured Party of its interests in the Collateral, and shall be at the expense of the Debtor. The Secured Party may conclusively rely on any certificate delivered to it by the Debtor stating that the execution of such documents and release of the Collateral is in accordance with and permitted by the terms of the Indenture and this Agreement.

          Section 6.12  Counterparts.  This Agreement may be executed in two or
                        ------------
more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 6.13  Trustee.  State Street Bank and Trust Company is acting
                        -------
hereunder solely in its capacity as Trustee under the Indenture, and all of the rights of Trustee set forth in the Indenture shall apply to Trustee's actions hereunder. To the extent this Agreement contemplates payments by the Secured Party, the Trustee shall have no liability therefor, such liability continuing to be the liability of Debtor or realized through the value of any collateral for the Obligations.


                            [signature page follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


               Debtor:

               HOLLYWOOD CASINO SHREVEPORT

               BY:  HCS I, INC., a Louisiana corporation
               Its Managing General Partner



               By:   /s/ PAUL C. YATES
                    -------------------------------------------
                    Name:  Paul C. Yates
                    Title: Executive Vice President and
                            Chief Financial Officer


               Secured Party:

               STATE STREET BANK AND TRUST COMPANY,
               as Trustee



               By:   /s/ ROBERT J. DUNN
                    -------------------------------------------
                    Name:  Robert J. Dunn
                    Title: Vice President

                                   EXHIBIT A
                                      TO
                              SECURITY AGREEMENT


1.   (A)  Prior Names.

          Name                               Date of Change

          Queen of New Orleans               September 1998
          at the Hilton Joint Venture

          QNOV                               May 1999



     (B)  Trade Names

          None



2.   Business Locations.

          (a)  Address of Office Containing Books and Records


               Dallas County, Texas
               Caddo Parish, Louisiana
               Bossier Parish, Louisiana



          (b)  Other Business Locations


               None